EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-152804) pertaining to the Tejon Ranch Co. Amended and Restated 1998 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-68869) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-70128) pertaining to the Tejon Ranch Co. 1998 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-113887) pertaining to the Tejon Ranch Nonqualified Deferred Compensation Plan,

(5)	Registration Statement (Form S-3 No. 333-115946) and related Prospectus;

(6)	Registration Statement (Form S-3 No. 333-130482) and related Prospectus;

(7)	Registration Statement (Form S-3 No. 333-166167) and related Prospectus;

of our report dated March 27, 2012, with respect to the financial statements of Petro Travel Plaza Holdings, LLC, included in this Annual Report on Form 10-K/A of Tejon Ranch Co. and Subsidiaries for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

March 28, 2012